Exhibit 99.1

WYNDHAM WORLDWIDE AND LA QUINTA HOLDINGS ANNOUNCE ACQUISITION AGREEMENT

Wyndham Worldwide to Purchase La Quinta’s Franchise and Management Businesses after Spin-Off of La Quinta’s Real Estate Assets into CorePoint Lodging Inc.

High-Quality, Midscale Brand Expands Wyndham Hotel Group’s System to Over 9,000 Hotels

PARSIPPANY, NJ and IRVING, TX, January 18, 2018—Wyndham Worldwide Corporation (NYSE: WYN) and La Quinta Holdings Inc. (NYSE: LQ) announced today that they have entered into a definitive agreement under which Wyndham Worldwide will acquire La Quinta’s hotel franchise and hotel management businesses for $1.95 billion in cash.  The acquisition is expected to close in the second quarter of 2018.

Under the terms of the agreement, stockholders of La Quinta will receive $8.40 per share in cash (approximately $1.0 billion in aggregate), and Wyndham Worldwide will repay approximately $715 million of La Quinta debt net of cash and set aside a reserve of $240 million for estimated taxes expected to be incurred in connection with the taxable spin-off of La Quinta’s owned real estate assets into CorePoint Lodging Inc.  Immediately prior to the sale of La Quinta to Wyndham Worldwide, La Quinta will spin off its owned real estate assets into a publicly-traded real estate investment trust, CorePoint Lodging.

Wyndham’s Hotel Group is the world’s largest and most diverse hotel business based on number of properties.  With the acquisition of La Quinta’s asset-light, fee-for-service business consisting of nearly 900 managed and franchised hotels, Wyndham Hotel Group will span 21 brands and over 9,000 hotels across more than 75 countries.

The addition of La Quinta, one of the largest midscale brands in the industry, will build upon Wyndham Hotel Group’s strong midscale presence, expand its reach further into the fast-growing upper-midscale segment, and position Wyndham Hotel Group to be the preferred partner and accommodations provider of developers and guests. The La Quinta Returns® loyalty program, with its 13 million enrolled members, will be combined with the award-winning Wyndham Rewards® program, with its 53 million enrolled members.

Stephen P. Holmes, Chairman and Chief Executive Officer of Wyndham Worldwide, said, “This transaction builds on Wyndham Worldwide’s proven track record of acquiring companies that are a strong strategic and cultural fit, add highly-regarded brands to our portfolio and offer clear opportunities to drive shareholder value through growth, shared best practices and sharp execution.”

“La Quinta will immediately become one of our flagship brands,” said Geoff Ballotti, President and Chief Executive Officer of Wyndham Hotel Group. “It is an exceptionally strong brand that is led by service-minded associates who deliver some of the highest customer engagement levels in our industry.  We expect that La Quinta guests and franchisees will benefit from our intense focus on product quality and our best-in-class technology, digital, loyalty and distribution platforms.  This acquisition also significantly expands our hotel management business and provides us with substantial new opportunities to drive increased growth in our business.”

Keith Cline, President and Chief Executive Officer of La Quinta, added, “As we anticipated, the separation of our businesses is enabling greater strategic clarity and allowing our company to take advantage of growth opportunities that naturally flow from each business model. To that end, we are excited to announce the addition of the La Quinta franchise and management businesses to Wyndham Hotel Group’s portfolio.  We believe that, under the management of Wyndham’s seasoned team of executives, the La Quinta portfolio will grow and thrive, yielding long-term benefits to the stakeholders of both companies.”

The transaction, which has been approved by the boards of directors of both companies, is expected to close upon the completion of the planned spin-off of La Quinta’s owned real estate assets into the separate entity.  Closing is subject to approval by La Quinta stockholders, regulatory and government approval and the satisfaction of other customary closing conditions. Additional information about the transaction will be available on the companies’ investor relations websites, investor.wyndhamworldwide.com and ir.lq.com.

La Quinta also announced today that Keith A. Cline has been appointed President and Chief Executive Officer of CorePoint Lodging effective upon completion of the planned spin-off.

Wyndham Worldwide’s planned spin-off of Wyndham Hotel Group remains on track for an expected distribution in the second quarter of 2018.

Barclays is acting as exclusive financial advisor and Kirkland & Ellis LLP is acting as legal advisor to Wyndham Worldwide. Barclays and Deutsche Bank are providing committed financing to Wyndham Worldwide in connection with the transaction. J.P. Morgan is acting as exclusive financial advisor and Simpson Thacher & Bartlett LLP is acting as legal advisor to La Quinta. J.P. Morgan is providing committed financing to CorePoint Lodging in connection with the transaction.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership, and unique accommodations including vacation exchange, holiday parks, and managed home rentals. With a collective inventory of nearly 130,000 places to stay across more than 110 countries on six continents, Wyndham Worldwide and its 38,000 associates welcome people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s re-imagined guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

ABOUT WYNDHAM HOTEL GROUP

Wyndham Hotel Group, the world’s largest hotel company based on number of hotels, is one of three hospitality business units of Wyndham Worldwide. Driving the democratization of travel, Wyndham Hotel Group is elevating the experience of the everyday traveler.  As both a leading hotel brand franchisor and hotel management services provider, the company’s global network consists of approximately 8,350 hotels and over 720,100 rooms in more than 75 countries under the following brands: The Trademark Hotel Collection®, Dolce Hotels and Resorts®, Wyndham Grand®, Dazzler®

Hotels, Esplendor® Boutique Hotels, Wyndham Hotels & Resorts®, Wyndham Garden® Hotels, TRYP by Wyndham®, Wingate by Wyndham®, Hawthorn Suites by Wyndham®, Microtel Inn & Suites by Wyndham®, Ramada®, Baymont Inn & Suites®, Days Inn®, Super 8®, Howard Johnson®, AmericInn®, Travelodge® and Knights Inn®. The Wyndham Rewards® program, named a best hotel rewards program for the past three years by U.S. News and World Report, offers more than 53 million enrolled members the opportunity to redeem points at more than 30,000 hotels, condos and homes globally. For more information, visit www.wyndhamhotels.com.

ABOUT LA QUINTA HOLDINGS INC.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 890 properties representing approximately 87,500 rooms located in 48 states in the U.S. and in Canada, Mexico, Honduras and Colombia. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn® and LQ Hotel® brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit www.LQ.com.

ABOUT COREPOINT LODGING INC.

CorePoint Lodging Inc. (CPLG) is positioned to become the only pure-play publicly-traded REIT focused exclusively on select-service midscale and upper-midscale lodging. Upon completion of the spin, CorePoint Lodging will own a portfolio of 315 hotels and more than 40,000 rooms throughout the United States in attractive locations in or near employment centers, airports and major travel thoroughfares.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide and La Quinta make the statements and may be identified by words such as “will,” “expect,” believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Worldwide, Wyndham Hotel Group, La Quinta or CorePoint Lodging to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to Wyndham Worldwide’s and La Quinta’s current views and expectations with respect to the acquisition and related transactions, as well as the synergies expected as a result of the acquisition.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include without limitation general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, uncertainties that may delay or negatively impact the acquisition or cause it to not occur at all, including the timing, receipt and terms of any required governmental and regulatory approvals and the ability to satisfy the other conditions to the acquisition, uncertainties related to the successful integration of the two companies and their ability to realize the anticipated benefits of the combination, uncertainties related to Wyndham Worldwide’s ability to obtain financing for the acquisition or the terms of such financing, unanticipated developments related to the impact of the acquisition on the companies’ relationships with their customers, suppliers, employees and others with whom they have relationships, unanticipated developments resulting from possible disruption to the companies’ operations as a result of the acquisition, the potential impact of the acquisition and the spin-offs and related transactions on the companies’ credit ratings, uncertainties related to the companies’ abilities to successfully complete their respective spin-offs as contemplated or at all and to realize the anticipated benefits thereof, as well as those factors described in each of Wyndham Worldwide’s and La Quinta’s Annual Report on Form 10-K, filed with the SEC on February 17, 2017, and March 1, 2017, respectively, and in Wyndham Worldwide’s and La Quinta’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Wyndham Worldwide and La Quinta undertake no obligation to publicly update or revise any forward-looking statements, subsequent events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition, a preliminary proxy statement and a definitive proxy statement will be filed with the SEC by La Quinta. The information contained in the preliminary filing will not be complete and may be changed. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to the stockholders of La Quinta seeking their approval of the proposed merger. La Quinta’s stockholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Secretary, La Quinta Holdings Inc., 909 Hidden Ridge, Suite 600, Irving, TX 75038. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

MEDIA AND INVESTOR CONTACTS

Wyndham Worldwide Investors:

Margo Happer

Investor Relations

973-753-6472

margo.happer@wyn.com

Wyndham Worldwide Media:

Nadeen Ayala

Global Communications

973-753-8054

nadeen.ayala@wyn.com

La Quinta Investors/Media:

Kristin Hays

Investor Relations & Communications

214-492-6786

investor.relations@laquinta.com